Exhibit 10.1

Signal Share, Inc.
(f/k/a Roomlinx, Inc.)
433 Hackensack Avenue
Hackensack, NJ  07601

_______________, 2014

Signal Point Holding Corp.
Signal Point Corp.
433 Hackensack Avenue
Hackensack, NJ  07601

Roomlinx, Inc.
11101 W. 120th Avenue, Suite 200
Broomfield, Colorado 80021

Re: Escrow Agreement

Ladies and Gentlemen:

A.          Reference is made to the Agreement and Plan of Merger Agreement (the “MA”), dated as of March 14, 2014, and the Transitional Services Agreement (the “TSA”), dated _________, 2014, by and among Roomlinx Inc. (n/k/a Signal Share, Inc.), a Nevada corporation (“Buyer”) and Signal Point Holdings Corp., a Delaware corporation (the “Seller”) and sole shareholder of Signal Point Corp., a New York corporation (the “SPC”), Cardinal Broadband (“CBB”) and SPC are each individually referred to as a “Utility” and collectively the “Utilities.”

B.          The Utilities possesses certain Certificates of Public Convenience and Necessity (or equivalent licenses of a different name), approved tariffs and other regulatory permits and licenses (collectively, "Regulatory Licenses") listed as identified in the MA (collectively, the "Regulatory Authorities"), and prior to the change of control of the Company due to the transactions contemplated by the MA, certain notifications, filings, consents and approvals must be obtained from the Regulatory Authorities authorizing the transfer of control of the Regulatory Licenses (collectively, "Regulatory Approvals").  The parties to the MA have elected to execute and deliver the MA on March 14, 2014, but to have such agreement (together with the stock certificates, agreements, documents and instruments listed on Schedule A, attached hereto, collectively the "Escrowed Documents"), subject to the provisions of Paragraph E herein, held in escrow pending receipt of all necessary Regulatory Approvals.

C.           Accordingly, all of the Escrowed Documents shall be held in escrow by Seller’s counsel, Davidoff Hutcher & Citron LLP (the “Escrow Agent”) until one of the following events have occurred:

(1)           Upon the receipt of all necessary Regulatory Approvals and documentation thereof, if any, to the reasonable satisfaction of Buyer (which shall not be unreasonably withheld), which may refer to the passage of time without objection where only a filing or notification is required rather than a specific written approval, by no later than ninety (90) days after the date hereof, or such additional time as agreed upon by Seller, the Escrowed Documents shall be released from escrow and shall become effective as of the date hereof.

(2)           On the ninetieth (90th) day after the date hereof (the “Escrow Deadline”) or such mutually agreed-upon extension evidenced in writing, time being of the essence, if all necessary Regulatory Approvals and documentation thereof have not been received, to the reasonable satisfaction of Buyer, in accordance with the TSA, then the Escrowed Documents shall be disbursed as follows:  all of the capital stock of Cardinal Broadband shall be delivered by the Escrow Agent to the former management of Roomlinx to be retired and the capital stock of Signal Point Corp. shall be delivered by the Escrow Agent to the former management of SP to be retired, or in either case, otherwise disposed of.

Upon the satisfaction of the conditions set forth herein, the Escrowed Documents shall be released to the relevant parties as described on Schedule A pursuant to the form of Escrow Release Notice attached hereto as Exhibit A.

D.           The parties shall, and shall cause each of Seller, the Utilities and Buyer, as applicable, to:  (i) immediately cause the preparation and filing as promptly as possible of all applications, notices, filings, and requests necessary to obtain the Regulatory Approvals and to instruct their regulatory counsel to assist such effort; and (ii) do and perform or cause to be done and performed all such further acts and things and execute and deliver all such other agreements, certificates, instruments and documents to obtain the Regulatory Approvals on or prior to the Escrow Deadline.

E.           In the event all necessary Regulatory Approvals have not been received within the above-stated time period or a breach or default is not fully cured under this Agreement, the non-breaching party shall be entitled to any remedy it would be entitled to under the TSA.

F.            Acceptance by Escrow Agent.  The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(i)            The Escrow Agent may act in reliance upon any signature reasonably believed by it to be genuine, and may assume that any person who has been designated by a party to this Agreement to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so.  Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.

(ii)           The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith.  The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

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(iii)           Buyer and Seller agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including, but not limited to, reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Escrow Agent’s gross negligence or willful misconduct.

(iv)           In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrowed Documents until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrowed Documents to a court of competent jurisdiction.

(v)            The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be, to the extent not prohibited by applicable law: to release or refrain from releasing the Escrowed Documents as stated above in this Agreement.

G.            Resignation and Termination of the Escrow Agent.  The Escrow Agent may resign at any time by giving 30 days’ prior written notice of such resignation to Seller and Buyer.  Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrowed Documents until the end of such 30-day period.  In such event, the Escrow Agent shall not take any action in accordance with this Agreement, until the Seller and Buyer have designated a banking corporation, trust company, attorney or other person as successor.  Upon receipt of such written designation, the Escrow Agent shall promptly deliver the Escrowed Documents to such successor and shall thereafter have no further obligations hereunder.  If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrowed Documents held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor.  In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrowed Documents.

H.           Davidoff Hutcher & Citron LLP, as Escrow Agent, shall not be liable in connection with the performance of any duties imposed upon it by the provisions of this Escrow Agreement, except for its own willful default or gross negligence.  Davidoff Hutcher & Citron LLP as Escrow Agent, shall not be bound by any modification of this Escrow Agreement unless the same is in writing and signed by the parties hereto, and if Davidoff Hutcher & Citron LLP) duties hereunder are affected, unless it shall have given prior written consent thereto.  In the event of a dispute or controversy (a “Dispute”) in connection with the release of the Escrow Documents, either party may provide notice of such Dispute to the Escrow Agent, with a copy to the other party in accordance with the notice provisions of the MA.   If a Dispute arises between the parties hereto with respect to the release of the Escrow Documents, the Escrow Agent shall not be required to resolve such Dispute or take any action, but shall await final resolution of the controversy by joint written instructions from parties or pursuant to a final nonappealable order from a court of competent jurisdiction.    The undersigned parties acknowledge and agree that Davidoff Hutcher & Citron LLP may act as the Escrow Agent hereunder, notwithstanding that Davidoff Hutcher & Citron LLP represents the Seller and SPC.  In the event of any claim, dispute or litigation concerning this Escrow Agreement, Davidoff Hutcher & Citron LLP shall nevertheless have the unqualified right to represent the Seller and SPC in respect of any such claim, dispute or litigation, notwithstanding that it is acting as Escrow Agent hereunder.

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I.            General

(i)            This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles.

(ii)           All actions and proceedings arising out of, or relating to, this Escrow Agreement shall be heard and determined in any state or federal court sitting in New York.  The undersigned, by execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party by hand or by certified mail, delivered or addressed as set forth in the MA; and (iii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

(iii)          This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one agreement.

(iv)          This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(v)           All of the terms and conditions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(vi)          This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver by any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.  No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

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(vii)          If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

Please indicate your concurrence and agreement with the foregoing by signing in the spaces provided below.

Very truly yours,

Signal Share Inc.

By:
Name:
Title:

AGREED AND ACCEPTED: Signal Point Corp.

By:
Name:
Title:

Signal Point Holdings Corp.

By:
Name:
Title:

Roomlinx, Inc.

By:
Name:
Title:

Consented to:

DAVIDOFF HUTCHER & CITRON LLP (as Escrow Agent)

By:
Elliot Lutzker, Partner

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Exhibit A

(a)           FORM OF ESCROW RELEASE NOTICE

Date: __________ __, 2014

Davidoff Hutcher & Citron LLP
605 Third Avenue
New York, NY 10158
Elliot H. Lutzker

Dear Mr. Lutzker:

In accordance with the terms of paragraph C of an Escrow Agreement dated as of ____________, 2014 (the "Escrow Agreement"), by and among Signal Share, Inc. (f/k/a Roomlinx, Inc.), Signal Point Holdings Corp., Roomlinx, Inc. and Davidoff Hutcher & Citron LLP (the “Escrow Agent”), Signal Share, Inc. and Signal Point Holdings hereby notify the Escrow Agent that the Escrowed Documents shall be released as follows:  ________.

Very truly yours,

SIGNAL SHARE INC.

By:
Name:
Title:

SIGNAL POINT HOLDINGS CORP.

By:
Name:
Title:

SCHEDULE A TO THE ESCROW AGREEMENT

List of Escrowed Documents

1.	Signal Point Corp ________________ shares, Certificate No. ___________ in name of Signal Point Holdings Corp.

2.	Cardinal Broadband ________________ shares, Certificate No. _______ in name of Roomlinx Inc.